UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 10, 2011

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 10, 2011, Horry County State Bank (the “Bank”), the wholly-owned subsidiary of HCSB Financial Corporation (the “Company”), entered into a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the South Carolina State Board of Financial Institutions (the “State Board”) .

Prior to receipt of the Consent Order, the Bank’s Board of Directors and management adopted and began executing a proactive and aggressive strategic plan to address the matters described in the Consent Order.  The Bank’s Board of Directors and management have been, and continue to be, keenly focused on executing this plan and have already complied with a number of the requirements of the Consent Order.

The Consent Order requires the Bank to, among other things, take the following actions: achieve and maintain, within 120 days from the effective date of the Consent Order, Total Risk-Based capital at least equal to 10% of risk-weighted assets and Tier 1 capital at least equal to 8% of total assets; reduce the level of the Bank’s classified assets; eliminate all assets or portions of assets classified “Loss” and 50% of those assets classified “Doubtful” in the Bank’s most recent examination report; analyze and assess the Bank’s management and staffing needs to ensure the Bank has qualified management in place as well as the appropriate organizational structure; increase Board oversight of the Bank; limit asset growth; eliminate the Bank’s reliance on brokered deposits; ensure the adequacy of the Bank’s allowance for loan and lease losses; formulate and implement a comprehensive financial plan to address profitability, improve income, monitor expenses, and restructure the Bank’s balance sheet; ensure the full implementation of the Bank’s written lending and collection policy to provide effective guidance and control over the Bank’s lending function; implement a plan addressing liquidity, contingency funding, and overall balance sheet management; establish an enhanced internal loan review program; correct all violations of law, regulation, and contraventions of policy which are listed in the Bank’s most recent examination report; not extend any additional credit to any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified “Loss” or “Doubtful” and is uncollected; not declare or pay dividends or bonuses without the prior written approval of the FDIC and the State Board; reduce any segment of the Bank’s loan portfolio that is an undue concentration of credit; and supply written progress reports to the FDIC and the State Board.

The Consent Order will remain in effect until modified or terminated by the FDIC and the State Board.

The foregoing description of the Consent Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

10.1	Consent Order, effective February 10, 2011, between the FDIC, the South Carolina State Board of Financial Institutions, and Horry County State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: February 16, 2011	By:	/s/ James R. Clarkson
James R. Clarkson
Chief Executive Officer

Exhibits

10.1	Consent Order, effective February 10, 2011, between the FDIC, the South Carolina State Board of Financial Institutions, and Horry County State Bank.